EXHIBIT 5.1

                               Phillips Nizer LLP

                                666 Fifth Avenue

                            New York, NY 10103-0084

                               Tel:  212-977-9700

                               Fax: 212-262-5152



                                  June 2, 2009

Orbit International Corp.
80 Cabot Court
Hauppauge, NY  11788

Re:     Orbit International Corp.
     Registration Statement on Form S-8
     ----------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Orbit International Corp. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of 350,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"). The Shares include (i) 94,120 shares issuable upon exercise of stock options or other stock awards to be granted pursuant to the Orbit International Corp. 2009 Independent Directors Incentive Stock Plan ("2009 Plan"); (ii) 5,880 Shares granted under the 2009 Plan to be offered for resale by the selling stockholders listed in the reoffer prospectus contained in the Registration Statement; (iii) 47,057 shares issuable upon exercise of stock options or other stock awards to be granted pursuant to the Orbit International Corp. 2006 Employee Stock Incentive Plan (the "2006 Plan"); (iv) 117,943 restricted Shares under the 2006 Plan including 111,443 issued to officers of the Company to be offered for resale by the selling stockholders listed in the reoffer prospectus contained in the Registration Statement; and (v) 85,000 Shares issuable upon exercise of an outstanding option granted under the 2006 Plan to an officer and director listed in the reoffer prospectus contained in the registration statement. The 2009 Plan and 2006 Plan are collectively referred to hereafter as the "Plans").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Plans, the Registration Statement, the Company's Certificate of Incorporation, as amended, Bylaws, as amended, and the corporate actions of the Company that provide for the adoption of the Plans, the reservation of the Shares for issuance by the Company thereunder and, as to those Shares previously issued under the Plan, the corporate actions of the Company that provide for the issuance of such Shares, and such other documents as we have considered necessary or appropriate as a basis for rendering this opinion. We have not independently investigated or established any of the facts so relied on. We have also assumed that all of the Shares eligible for issuance under the Plans following the date hereof will be issued for not less than par value.

     In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws. We note, however, that we are not licensed to practice law in the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

     Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that with respect to the Shares that have not as of the date hereof been issued under the Plans, such Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the Plans and the Registration Statement, will be validly issued, fully paid, and nonassessable. With respect to the Shares described in (ii) and (iv) in the first paragraph of this opinion that have previously been issued and are being offered for resale by the selling shareholders, such Shares are duly authorized, validly issued, fully paid and non-assessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term "expert," as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.


          Very truly yours,

          PHILLIPS NIZER LLP


          By: /s/ Elliot H. Lutzker__
              ---------------------
                 Elliot H. Lutzker